UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iMedia Brands, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41-1673770
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota	55344-3433
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.50% Senior Notes Due 2026	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:   333-258519

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN A REGISTRATION STATEMENT

Item 1. Description of Securities to Be Registered.

The title of the class of securities being registered hereby is “8.50% Senior Notes due 2026” (the “Notes”). For a description of the Notes, reference is made to the information set forth under the heading “Description of the Notes” in the final prospectus supplement dated September 23, 2021 as filed with the Securities and Exchange Commission (the “Commission”) on September 24, 2021, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, and “Description of Debt Securities” in the prospectus filed with the Commission on August 5, 2021, each of which forms part of the Registration Statement on Form S-3 (No. 333-258519) of iMedia Brands, Inc., which registration statement became effective on August 12, 2021 and all of which information is incorporated by reference herein and made part of this registration statement in its entirety.

Item 2.	Exhibits.

Exhibit No.	Description
4.1	Senior Indenture, dated September 28, 2021, between iMedia Brands, Inc. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated September 28, 2021, between iMedia Brands, Inc. U.S. Bank National Association, as trustee.
4.2.1	Form of Global Note representing 8.50% Senior Notes due 2026 (included as Exhibit A to First Supplemental Indenture in Exhibit 4.2 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 28, 2021		iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman Chief Executive Officer